1

                                  Exhibit 10.1



                             Summary of Compensation
                        Arrangements with Certain Persons

The Company's executive officers do not have employment agreements with the Company. Their salaries as of March 16, 2008 were as follows:



                                      Tri City        Tri City     Tri City
     Name             Bankshares     Nat'l Bank     Capital Corp     Total
     ----             ----------     ----------     ------------     -----
Ronald K. Puetz       $   15,000     $  307,900     $      1,000     $  323,900
Robert W. Orth        $   10,000     $  259,300                -     $  269,300
Scott A. Wilson       $   10,000     $  251,100     $      1,000     $  262,100
Scott D. Gerardin     $    5,000     $  155,000                -     $  160,000


In addition, executive officers are eligible to participate in the Company's bonus plan.